AGREEMENT AND PLAN OF MERGER

                          DATED AS OF JANUARY 31, 2005

                                  BY AND AMONG

                            BLUESTONE VENTURES INC.,

                           AMERASIA ACQUISITION CORP.,

                             L&G ACQUISITION CORP.,

                           AMERASIA TECHNOLOGY, INC.,

                                       AND

                           L&G SENSOR TECHNOLOGY, INC.

                          AGREEMENT AND PLAN OF MERGER

      This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of January 31, 2005, is entered into by and among Bluestone Ventures Inc., a Nevada corporation ("Bluestone"), Amerasia Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of Bluestone ("AA Sub"), Amerasia Technology, Inc., a California corporation ("Amerasia"), L&G Sensor Technology, Inc., a California corporation ("L&G"), and L&G Acquisition Corp., a Nevada corporation ("LGST Sub"). Capitalized terms used in this Agreement and not defined in context shall have the meanings ascribed to them in Section 10.8 hereof.

      WHEREAS, Amerasia, Ameritech SDN. BHD, a company organized under the laws of Malaysia ("ASB"), and L&G, are the only partners of Electronic Sensor Technology, L.P., a California limited partnership ("EST");

      WHEREAS, ASB intends to transfer all of its limited partnership interests in EST ("EST Partnership Interests") pursuant to a Partnership Interest Purchase Agreement by and between ASB and Amerasia, dated on or before this date, such that immediately prior to the Merger (as described below), Amerasia and L&G hold all partnership interests of EST;

      WHEREAS, the (i) respective Boards of Directors of Bluestone, AA Sub, and Amerasia have approved the merger of AA Sub with and into Amerasia, with Amerasia being the surviving corporation as a wholly-owned subsidiary of Bluestone ("AA Merger") and (ii) the respective Boards of Directors of Bluestone, LGST Sub and L&G have approved the merger of LGST Sub with and into L&G, with L&G being the surviving corporation as a wholly-owned subsidiary of Bluestone (the "L&G Merger" and together with the AA Merger, the "Mergers"), all upon the terms and subject to the conditions set forth herein;

      WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code");

      NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                   The Mergers

      Section 1.1 Mergers. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, (i) AA Sub shall be merged with and into Amerasia and the separate existence of AA Sub shall thereupon cease, and (ii) LGST Sub shall be merged with and into L&G and the separate existence of LGST Sub shall thereupon cease. Amerasia and L&G shall each continue as surviving corporations in the Mergers (thereafter, each referred to as a "Surviving Corporation") under the laws of the State of California, each as a wholly-owned subsidiary of Bluestone. Throughout this Agreement, the term "Amerasia" and "L&G" shall refer to the respective entity prior to the Mergers, and the term "AA Surviving Corporation" and "LG Surviving Corporation" shall refer to its status, respectively, as the surviving corporation in the Mergers.

      Section 1.2 Closing. The closing of the Transactions (the "Closing") will take place as promptly as practicable (and in any event within two (2) business days) after satisfaction or waiver of the conditions set forth in Article VIII (other than conditions that require the delivery of documents, which may be satisfied at the Closing). The Closing shall be held at such time and place as agreed to in writing by the parties hereto. The date on which the Closing occurs is referred to herein as the "Closing Date." At the Closing each of Bluestone, Amerasia and L&G shall deliver the agreements, certificates and other documents required to be delivered and which have not been delivered prior to the Closing. At the end of the Closing, Amerasia and L&G shall file with the Secretary of State of the State of California certificates of merger (each a "Certificate of Merger") with respect to the Mergers pursuant to and in compliance with this Agreement and the Corporations Code of the State of California (the "California Law").

      Section 1.3 Effective Time of the Mergers. Each of the AA Merger and the L&G Merger shall become effective upon the filing of the respective Certificates of Merger with the Secretary of State of the State of California, or at such later time as specified therein. When used in this Agreement, the term "Effective Time" shall mean the time at which the Certificate of Merger for both the AA Merger and the L&G Merger becomes effective in accordance with California Law.

      Section 1.4 Effect of the Mergers; Further Assurances. The Mergers shall, from and after the Effective Time, have all the effects provided by applicable Law. If, at any time after the Effective Time, AA Surviving Corporation shall consider or be advised that any further deeds, conveyances, assignments or assurances in Law or any other acts are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the AA Surviving Corporation the title to any property or rights of Amerasia or AA Sub, by reason or as a result of the Merger, or otherwise to carry out the purposes of this Agreement, Amerasia and AA Sub agree that the Surviving Corporation and its proper officers and directors shall execute and deliver all such deeds, conveyances, assignments and assurances in Law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the AA Surviving Corporation and otherwise to carry out the purposes of this Agreement, and that the proper officers and directors of the AA Surviving Corporation are fully authorized in the name of each of Amerasia and AA Sub or otherwise to take any and all such action.

      If, at any time after the Effective Time, LGST Surviving Corporation shall consider or be advised that any further deeds, conveyances, assignments or assurances in Law or any other acts are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the LGST Surviving Corporation the title to any property or rights of L&G or LGST Sub, by reason or as a result of the L&G Merger, or otherwise to carry out the purposes of this Agreement, L&G and LGST Sub agree that the Surviving Corporation and its proper officers and directors shall execute and deliver all such deeds, conveyances, assignments and assurances in Law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the LGST Surviving Corporation and otherwise to carry out the purposes of this Agreement, and that the proper officers and directors of the LGST Surviving Corporation are fully authorized in the name of each of L&G and LGST Sub or otherwise to take any and all such action.

                                   ARTICLE II

                           The Surviving Corporations

      Section 2.1 Articles of Incorporation. The articles of incorporation of Amerasia and L&G, each as amended, shall continue as the articles of incorporation of the AA Surviving Corporation and L&G Surviving Corporation, respectively, until thereafter duly amended.

      Section 2.2 By-Laws. The by-laws of Amerasia and L&G, each as amended, shall continue after the Effective Time as the by-laws of the AA Surviving Corporation and L&G Surviving Corporation, respectively, until thereafter duly amended.

      Section 2.3 Board of Directors; Officers. The members of the Board of Directors and the officers of the AA Surviving Corporation following the AA Merger shall be the directors and officers of Amerasia immediately prior to the Effective Time, and such directors and officers shall continue in office until the earlier of their respective death, resignation or removal and the time that their respective successors are duly elected or appointed and qualified.

      The members of the Board of Directors and the officers of the L&G Surviving Corporation following the Merger shall be the directors and officers of Amerasia immediately prior to the Effective Time, and such directors and officers shall continue in office until the earlier of their respective death, resignation or removal and the time that their respective successors are duly elected or appointed and qualified.

                                  ARTICLE III

                              Conversion of Shares

      Section 3.1 Merger Consideration.

            (a) As of the Effective Time, by virtue of the AA Merger and without any action on the part of any shareholder of Amerasia or AA Sub:

                  (i) Each share of common stock, par value $.001 per share, of AA Sub that is issued and outstanding immediately prior to the Effective Time shall be automatically converted without any further action into one fully paid and non-assessable share of common stock, no par value per share, of the AA Surviving Corporation, and shall constitute the only issued and outstanding capital stock of the AA Surviving Corporation following the Merger.

                  (ii) Each share of the common stock of Amerasia, no par value ("Amerasia Common Stock"), that is owned by Amerasia as treasury stock and any shares of Amerasia Common Stock that are owned by Bluestone shall be canceled and shall cease to exist, and no stock of Bluestone or other consideration shall be delivered in exchange therefor.

                  (iii) Subject to the provisions of this Section 3.1(a), the shares of Amerasia Common Stock, other than the shares canceled pursuant to
Section 3.1(a)(ii), issued and outstanding immediately prior to the Effective Time shall, by virtue of the AA Merger and without any action on the part of the holders thereof, be converted into the right to receive validly issued, fully paid and non-assessable shares of Common Stock of Bluestone, par value $.001 per share ("Bluestone Common Stock"), at an exchange ratio (the "AA Exchange Ratio") of 4.6223537 share of Bluestone Common Stock for each share of Amerasia Common Stock (the "AA Merger Consideration").

            (b) Except as set forth on Schedule 3.1(b), if, at any time during the period between the date of this Agreement and the Effective Time, Amerasia changes the number of shares of Amerasia Common Stock issued and outstanding or Bluestone changes the number of shares of Bluestone Common Stock issued and outstanding, in each case as a result of a stock split, reverse stock split, stock dividend, recapitalization, redenomination of share capital or other similar transaction with an Effective Time or record date, as applicable, prior to the Effective Time, the AA Exchange Ratio and any other items dependent thereon shall be appropriately adjusted.

            (c) As of the Effective Time, by virtue of the LGST Merger and without any action on the part of any shareholder of L&G or LGST Sub:

                  (i) Each share of common stock, par value $.001 per share, of LGST Sub that is issued and outstanding immediately prior to the Effective Time shall be automatically converted without any further action into one fully paid and non-assessable share of common stock, no par value per share, of the LG Surviving Corporation, and shall constitute the only issued and outstanding capital stock of the LG Surviving Corporation following the Merger.

                  (ii) Each share of the common stock of L&G, no par value ("L&G Common Stock"), that is owned by L&G as treasury stock and any shares of L&G Common Stock that are owned by Bluestone shall be canceled and shall cease to exist, and no stock of Bluestone or other consideration shall be delivered in exchange therefor.

                  (iii) Subject to the provisions of this Section 3.1(c), the shares of L&G Common Stock, other than the shares canceled pursuant to Section 3.1(c)(ii), issued and outstanding immediately prior to the Effective Time shall, by virtue of the L&G Merger and without any action on the part of the holders thereof, be converted into the right to receive validly issued, fully paid and non-assessable shares of Common Stock of Bluestone, par value $.001 per share ("Bluestone Common Stock"), at an exchange ratio (the "L&G Exchange Ratio") of NINETY (90) shares of Bluestone Common Stock for each share of L&G Common Stock (the "L&G Merger Consideration" and, together with the AA Merger Consideration, the "Merger Consideration").

      Except as set forth on Schedule 3.1(d), if, at any time during the period between the date of this Agreement and the Effective Time, L&G changes the number of shares of L&G Common Stock issued and outstanding or Bluestone changes the number of shares of Bluestone Common Stock issued and outstanding, in each case as a result of a stock split, reverse stock split, stock dividend, recapitalization, redenomination of share capital or other similar transaction with an Effective Time or record date, as applicable, prior to the Effective Time, the L&G Exchange Ratio and any other items dependent thereon shall be appropriately adjusted.

      Section 3.2 Shareholders' Rights at the Effective Time. On and after the Effective Time, the certificates that immediately prior to the Effective Time represented shares of Amerasia Common Stock or L&G Common Stock (collectively, the "Certificates"), shall cease to represent any rights with respect to Amerasia Common Stock or L&G Common Stock, respectively, and shall only represent the right to receive the applicable Merger Consideration. As of the Effective Time, the holders of Amerasia Common Stock and L&G Common Stock as of the Effective Time who are entitled to receive shares of Bluestone Common Stock as the appropriate Merger Consideration shall be deemed to be record owners of such shares of Bluestone Common Stock as of the Effective Time and shall thereupon be entitled to exercise any rights as a holder of Bluestone Common Stock, including the right to vote such Bluestone Common Stock, whether or not the Certificates are surrendered and exchanged pursuant to this Agreement.

      Section 3.3 Surrender and Exchange of Share Certificates.

            (a) Promptly after the Closing Date, Bluestone shall make available to Continental Stock Transfer & Trust Company, the transfer agent of Bluestone (the "Paying Agent"), certificates evidencing such number of shares of Bluestone Common Stock as will enable the Paying Agent to deliver the Bluestone Common Stock as Merger Consideration pursuant to Section 3.1(a) and Section 3.1(c). The number of shares of Bluestone Common Stock that each Amerasia shareholder will be entitled to receive will be determined by multiplying the number of shares of Amerasia Common Stock held by such shareholder by the Exchange Ratio. The number of shares of Bluestone Common Stock that each L&G shareholder will be entitled to receive will be determined by multiplying the number of shares of L&G Common Stock held by such shareholder by the L&G Exchange Ratio. Notwithstanding any other provision of this Agreement, no fractional shares of Bluestone Common Stock will be issued in connection with the either Merger. Any Amerasia or L&G shareholder who is entitled to receive a fractional share shall be entitled to receive, in lieu thereof, an additional whole share of Bluestone Common Stock. In all cases where appropriate, the term Merger Consideration shall mean shares of Bluestone Common Stock.

            (b) At or after the Closing, each holder of a Certificate shall surrender and deliver such Certificate to the Paying Agent together with a duly completed and executed transmittal letter. Upon such surrender and delivery, the holder shall receive the appropriate Merger Consideration. Until so surrendered and exchanged, each Certificate formerly representing an outstanding share of Amerasia Common Stock shall, after the Effective Time, be deemed for all purposes to evidence only the right to receive the Merger Consideration as provided in Section 3.1(a)(iii). Until so surrendered and exchanged, each Certificate formerly representing an outstanding share of L&G Common Stock shall, after the Effective Time, be deemed for all purposes to evidence only the right to receive the Merger Consideration as provided in Section 3.1(c)(iii).

            (c) At the Effective Time, the stock transfer books of Amerasia and L&G shall be closed and no transfer of shares of Amerasia Common Stock or L&G Common Stock shall be recorded thereafter, other than transfers of shares of Amerasia Common Stock or L&G Common Stock that have occurred prior to the Effective Time. In the event that, after the Effective Time, Certificates are presented for transfer to Amerasia, AA Sub, L&G, LGST Sub or Bluestone, they shall be delivered to the Paying Agent and exchanged for the Merger Consideration as provided for in this Section 3.3.

            (d) Any Merger Consideration that remains undistributed to the shareholders of Amerasia or L&G as of the Effective Time after four (4) months have elapsed following the Effective Time shall be delivered to Bluestone by the Paying Agent, upon demand, and any former shareholders of Amerasia or L&G who have not previously complied with this Section 3.3 shall thereafter look only to Bluestone for payment of their claim for the Merger Consideration or dividends or distributions with respect to Bluestone Common Stock.

            (e) Neither the Paying Agent, nor any of Amerasia, AA Sub, L&G, LGST Sub or Bluestone shall be liable to any holder of shares of Amerasia Common Stock or L&G Common Stock with respect to any Merger Consideration (or dividends or distributions with respect to Bluestone Common Stock) delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

            (f) In the event any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall deliver the Merger Consideration and any dividends or other distributions with respect to Bluestone Common Stock to which such holder is entitled in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the record holder thereof and the delivery of such bond as the Paying Agent may reasonably require.

            (g) No transfer taxes shall be payable by any shareholder of Amerasia or L&G in respect of the issuance of the Bluestone Common Stock under this Section 3.3, except that if any Bluestone Common Stock is to be issued in a name other than that in which the Certificate surrendered has been registered, it shall be a condition of such issuance that the Person requesting such issuance shall pay to Bluestone any transfer taxes payable by reason thereof, or of any prior transfer of such surrendered Certificate, or establish to the satisfaction of Bluestone that such taxes have been paid or are not payable.

      Section 3.4 No Further Rights. From and after the Effective Time, holders of Certificates theretofore evidencing shares of Amerasia Common Stock or L&G Common Stock shall cease to have any rights as shareholders of Amerasia or L&G, respectively, except as provided herein or by Law.

      Section 3.5 Resale Restrictions.

            (a) The shareholders of Amerasia and L&G who received shares of Bluestone Common Stock as Merger Consideration may not offer or sell any shares of Bluestone Common Stock unless such offer or sale is made (i) pursuant to an effective registration of such Bluestone Common Stock under the Securities Act, or (ii) pursuant to an available exemption from the registration requirements of the Securities Act. Bluestone shall refuse to register the transfer of any Bluestone Common Stock not made in accordance with this Section 3.5 and for such purpose may place stop order instructions with its transfer agent with respect to the Bluestone Common Stock issued as Merger Consideration. A proposed transfer shall be deemed to comply with this Section 3.5 if the applicable shareholder delivers to Bluestone a legal opinion in form and substance satisfactory to Bluestone from counsel reasonably satisfactory to Bluestone to the effect that such transfer complies with this Section 3.5.

            (b) During any time that a shareholder of Amerasia or L&G is not entitled to sell the shares of Bluestone Common Stock received as Merger Consideration such shareholder may not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer to dispose of, directly or indirectly, any shares of Bluestone Common Stock or any securities convertible into or exercisable or exchangeable for Bluestone Common Stock, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Bluestone Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Bluestone Common Stock or such other securities, in cash or otherwise).

            (c) Each certificate representing shares of Bluestone Common Stock issued as Merger Consideration will bear the following legend or one substantially similar thereto:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO RESTRICTIONS ON THE USE OF SUCH SECURITIES IN HEDGING TRANSACTIONS PURSUANT TO THE TERMS OF A MERGER AGREEMENT PURSUANT TO THE TERMS UNDER WHICH THEY WERE ISSUED.

                                   ARTICLE IV

                   Representations and Warranties of Amerasia

         Amerasia represents and warrants to Bluestone and AA Sub that, except as disclosed in the Amerasia Disclosure Schedule which has been delivered to Bluestone prior to the execution of this Agreement (the "Amerasia Disclosure Schedule"):

      Section 4.1 Organization and Qualification. Amerasia is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California. Amerasia has the requisite corporate power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and, if applicable, is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so organized, qualified, licensed or in good standing, or to have such power and authority, when taken together with all other such failures would not have an Amerasia Material Adverse Effect. Amerasia has heretofore made available to Bluestone and AA Sub a complete and correct copy of the articles of incorporation, by-laws or other governing documents, each as amended to the date hereof, of Amerasia.

      Section 4.2 Capitalization.

            (a) The authorized capital stock of Amerasia consists of 15,000,000 shares of Amerasia Common Stock. At the time of Closing, Amerasia will have 2,379,740shares of Amerasia Common Stock and all of which will be validly issued, fully paid and non-assessable.

            (b) Except as set forth on Schedule 4.2(b), there are no preemptive or other outstanding rights, options, warrants, conversion rights (including pursuant to convertible securities), stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind relating to the issued or unissued capital stock of Amerasia or obligating Amerasia to issue or sell any shares of capital stock of, or other equity interests in, Amerasia. As of the date of this Agreement, there are no outstanding contractual obligations of Amerasia to repurchase, redeem or otherwise acquire any shares of capital stock of Amerasia or to provide material funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Person.

      Section 4.3 Authority Relative to this Agreement and the Transactions. Amerasia has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the AA Merger. The execution and delivery by Amerasia of this Agreement, and the consummation by Amerasia of the Transactions to which it is a party, have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Amerasia are necessary to authorize the execution and delivery of this Agreement or to consummate the Transactions to which it is a party other than, with respect to the AA Merger, the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Amerasia Common Stock and the filing and recordation of appropriate merger documents as required by California Law. This Agreement has been duly and validly executed and delivered by Amerasia and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of Amerasia, enforceable against Amerasia in accordance with its terms.

      Section 4.4 No Conflicts, Required Filings and Consents.

            (a) The execution and delivery of this Agreement by Amerasia does not, and the performance of this Agreement and consummation of the Transactions by Amerasia will not: (i) conflict with or violate the articles of incorporation or by-laws of Amerasia, (ii) assuming the consents, approvals, authorizations and waivers specified in Section 4.4(b) have been received, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any Law applicable to Amerasia or by which any property or asset of Amerasia is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration, or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Amerasia pursuant to, any material contract to which Amerasia is a party or by which Amerasia or any property or asset of Amerasia is bound or affected, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences of the type referred to above which would not have an Amerasia Material Adverse Effect or would not prevent or materially delay the consummation of the AA Merger.

      (b) The execution and delivery of this Agreement by Amerasia does not, and the performance of this Agreement by Amerasia will not, require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any governmental or regulatory authority, domestic, foreign or supranational (a "Governmental Entity"), except for applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), state securities or "blue sky" laws ("Blue Sky Laws"), filing and recordation of the Certificate of Merger as required by California Law, and applications for listing and other filings required by the rules of the Nasdaq Bulletin Board or American Stock Exchange, except where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have an Amerasia Material Adverse Effect or would not prevent or materially delay the consummation of the AA Merger.

      Section 4.5 Status of Amerasia shareholders. Each shareholder of Amerasia is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act and has been advised that the shares of Bluestone Common Stock that will be received by such shareholder in the Merger have not been registered under the Securities Act, will be "restricted securities" as such term is defined in Rule 144(a) promulgated under the Securities Act, and may not be sold by such shareholder unless such shares are registered for resale or an exemption from such registration is available.

      Section 4.6 Brokers. No agent, broker, finder, investment banker or other firm or Person is or will be entitled to any broker's or finder's fee or other similar commission or fee in connection with the Transactions based upon arrangements made by or on behalf of Amerasia.

                                   ARTICLE V

                      Representations and Warranties of L&G

      L&G represents and warrants to Bluestone and LGST Sub that, except as disclosed in the L&G Disclosure Schedule which has been delivered to Bluestone prior to the execution of this Agreement (the "L&G Disclosure Schedule"):

      Section 5.1 Organization and Qualification. L&G is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California. L&G has the requisite corporate power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and, if applicable, is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so organized, qualified, licensed or in good standing, or to have such power and authority, when taken together with all other such failures would not have an L&G Material Adverse Effect. L&G has heretofore made available to Bluestone and LGST Sub a complete and correct copy of the articles of incorporation, by-laws or other governing documents, each as amended to the date hereof, of L&G.

      Section 5.2 Capitalization.

            (a) The authorized capital stock of L&G consists of 1,000,000 shares of L&G Common Stock. At the time of Closing, L&G will have 100,000 shares of L&G Common Stock and all of which will be validly issued, fully paid and non-assessable.

            (b) Except as set forth on Schedule 5.2(b), there are no preemptive or other outstanding rights, options, warrants, conversion rights (including pursuant to convertible securities), stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind relating to the issued or unissued capital stock of L&G or obligating L&G to issue or sell any shares of capital stock of, or other equity interests in, L&G. As of the date of this Agreement, there are no outstanding contractual obligations of L&G to repurchase, redeem or otherwise acquire any shares of capital stock of L&G or to provide material funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Person.

      Section 5.3 Authority Relative to this Agreement and the Transactions. L&G has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the L&G Merger. The execution and delivery by L&G of this Agreement, and the consummation by L&G of the Transactions to which it is a party, have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of L&G are necessary to authorize the execution and delivery of this Agreement or to consummate the Transactions to which it is a party other than, with respect to the L&G Merger, the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of L&G Common Stock and the filing and recordation of appropriate merger documents as required by California Law. This Agreement has been duly and validly executed and delivered by L&G and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of L&G, enforceable against L&G in accordance with its terms.

      Section 5.4 No Conflicts, Required Filings and Consents.

            (a) The execution and delivery of this Agreement by L&G does not, and the performance of this Agreement and consummation of the Transactions by L&G will not: (i) conflict with or violate the articles of incorporation or by-laws of L&G, (ii) assuming the consents, approvals, authorizations and waivers specified in Section 5.4(b) have been received, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any Law applicable to L&G or by which any property or asset of L&G is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration, or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of L&G pursuant to, any material contract to which L&G is a party or by which L&G or any property or asset of L&G is bound or affected, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences of the type referred to above which would not have an L&G Material Adverse Effect or would not prevent or materially delay the consummation of the L&G Merger.

            (b) The execution and delivery of this Agreement by L&G does not, and the performance of this Agreement by L&G will not, require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any Governmental Entity, except for applicable requirements of the Exchange Act, the Securities Act, state securities or Blue Sky Laws, filing and recordation of the Certificate of Merger as required by California Law, and applications for listing and other filings required by the rules of the Nasdaq Bulletin Board or American Stock Exchange, except where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have an L&G Material Adverse Effect or would not prevent or materially delay the consummation of the L&G Merger.

      Section 5.5 Status of L&G shareholders. Each shareholder of L&G is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act and has been advised that the shares of Bluestone Common Stock that will be received by such shareholder in the L&G Merger have not been registered under the Securities Act, will be "restricted securities" as such term is defined in Rule 144(a) promulgated under the Securities Act, and may not be sold by such shareholder unless such shares are registered for resale or an exemption from such registration is available.

      Section 5.6 Brokers. No agent, broker, finder, investment banker or other firm or Person is or will be entitled to any broker's or finder's fee or other similar commission or fee in connection with the Transactions based upon arrangements made by or on behalf of L&G.

                                   ARTICLE VI

                   Representations and Warranties of Bluestone

      Bluestone represents and warrants to Amerasia and L&G that, except as disclosed in the Bluestone Disclosure Schedule which has been delivered to Amerasia and L&G prior to the execution of this Agreement (the "Bluestone Disclosure Schedule"):

      Section 6.1 Organization and Qualification. Each of Bluestone, AA Sub and LGST Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Bluestone has the requisite corporate power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the absence of such qualification would not have a Bluestone Material Adverse Effect. Bluestone has heretofore made available to Amerasia and L&G a complete and correct copy of the organizational documents, each as amended to the date hereof, of Bluestone.

      Section 6.2 Capitalization

            (a) The authorized capital stock of Bluestone consists of 70,000,000 of Bluestone Common Stock, par value $.001 per share and 5,000,000 shares of preferred stock, par value $.001 per share ("Bluestone Preferred Stock"). As of the date of this Agreement, Bluestone has 27,000,000 shares of Bluestone Common Stock issued and outstanding, all of which have been duly authorized, validly issued, fully paid and non-assessable. As of the Closing Date and immediately prior to the Effective Time, there will be no more than 27,000,000 shares of Bluestone Common Stock issued and outstanding, all of which have been duly authorized, validly issued, fully paid and non-assessable. There are no shares of Bluestone Preferred Stock issued or outstanding. The shareholders holding the Bluestone Common Stock and the number of shares of Bluestone Common Stock held by each such shareholder is set forth on Schedule 6.2 hereto. All of the issued and outstanding shares of Bluestone Common Stock were issued in compliance with all applicable Laws including, without limitation, the Securities Act, the Exchange Act and applicable Blue Sky Laws. Except as set forth on Schedule 6.2, there are no preemptive or other outstanding rights, options, warrants, conversion rights (including pursuant to convertible securities), stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind relating to the issued or unissued capital stock of Bluestone or obligating Bluestone to issue or sell any shares of capital stock of, or other equity interests in, Bluestone. As of the date of this Agreement, there are no outstanding contractual obligations of Bluestone to repurchase, redeem or otherwise acquire any shares of capital stock of Bluestone or to provide material funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Person.

            (b) The authorized capital stock of AA Sub consists of 100 shares of common stock, par value $.001 per share. There are 100 shares of common stock of AA Sub issued and outstanding, all of which were validly issued, fully paid and non-assessable. All of the outstanding shares of AA Sub's common stock are held beneficially and of record by Bluestone, free and clear of all liens or encumbrances of any kind. There are no preemptive or other outstanding rights, options, warrants, conversion rights (including pursuant to convertible securities), stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind relating to the issued or unissued capital stock of AA Sub or obligating AA Sub to issue or sell any shares of capital stock of, or other equity interests in, AA Sub.

            (c) The authorized capital stock of LGST Sub consists of 100 shares of common stock, par value $.001 per share. There are 100 shares of common stock of LGST Sub issued and outstanding, all of which were validly issued, fully paid and non-assessable. All of the outstanding shares of LGST Sub's common stock are held beneficially and of record by Bluestone, free and clear of all liens or encumbrances of any kind. There are no preemptive or other outstanding rights, options, warrants, conversion rights (including pursuant to convertible securities), stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind relating to the issued or unissued capital stock of LGST Sub or obligating LGST Sub to issue or sell any shares of capital stock of, or other equity interests in, LGST Sub.

      Section 6.3 Authority Relative to this Agreement. Each of Bluestone, LGST Sub, and AA Sub has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions to which each of them is a party. The execution and delivery of this Agreement by Bluestone, AA Sub, and LGST Sub and the consummation by Bluestone, AA Sub and LGST Sub of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Bluestone, AA Sub or LGST Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the Transactions other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by California and Nevada Law. This Agreement has been duly and validly executed and delivered by Bluestone, AA Sub and LGST Sub and, assuming the due authorization, execution and delivery hereof by Amerasia and L&G, constitutes a legal, valid and binding obligation of Bluestone and AA Sub, enforceable against Bluestone, AA Sub and LGST Sub in accordance with its terms.

      Section 6.4 No Conflicts, Required Filings and Consents

            (a) The execution and delivery of this Agreement by Bluestone, AA Sub and LGST Sub does not and will not, and the performance of this Agreement and the consummation of the Transactions by Bluestone, AA Sub and LGST Sub will not: (i) conflict with or violate the articles of incorporation or by-laws of Bluestone, AA Sub or LGST Sub (ii) assuming the consents, approvals, authorizations and waivers specified in Section 6.4(b) have been received, conflict with or violate any Laws applicable to Bluestone or by which any property or asset of Bluestone is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration, or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Bluestone pursuant to, any Contract to which Bluestone is a party or by which Bluestone or any property or asset of Bluestone is bound or affected.

            (b) The execution and delivery of this Agreement by Bluestone, AA Sub or LGST Sub does not and will not, and the performance of this Agreement and the consummation of the Transactions by Bluestone, AA Sub and LGST Sub will not, require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any Governmental Entity, except for applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, filing and recordation of the Certificate of Merger as required by California Law and applications for listing and other filings required by the rules of the Nasdaq Bulletin Board.

      Section 6.5 SEC Reports. The Registration Statement of Bluestone on Form SB-2 filed with the SEC (the "Form SB-2") has become effective and has not been withdrawn or suspended. The SEC has not issued a stop order with respect to the Form SB-2 and, to the knowledge of Bluestone, no proceeding for such purpose is pending or contemplated by the SEC. Bluestone has filed with the SEC all forms, reports, schedules, registration statements and preliminary or definitive proxy or information statements required to be filed by it with the SEC since the Form

SB-2 became effective (such reports, together with the Form SB-2, the "Bluestone SEC Reports"). As of their respective dates, the Bluestone SEC Reports complied as to form in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Bluestone SEC Reports. As of their respective dates, the Bluestone SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Bluestone has filed all material contracts and agreements and other documents or instruments required to be filed as exhibits to the Bluestone SEC Reports.

      Section 6.6 Scope of Operations; Compliance with Laws. The Bluestone SEC Reports describe fairly and accurately all operations and material transactions engaged in or conducted by Bluestone since its inception. Except as described in the Bluestone SEC Reports, Bluestone does not own, lease or have the right to use, and has never owned, leased or had the right to use, any real property or interest therein. Bluestone does not have and has never had any ownership, equity or other interest in any other Person. Bluestone has not guaranteed any obligation of any other Person.

      Section 6.7 Liabilities and Contracts. Bluestone does not have outstanding any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) except for debt owed to the Persons set forth on Schedule 6.7 all of which will be satisfied or otherwise extinguished or assumed by a third party. Bluestone is not and has not been a party to, nor are or were Bluestone's assets bound or affected by, any Contract except for Contracts under which Bluestone has no further rights or obligations because the Contract has been fully performed or validly and irrevocably terminated.

      Section 6.8 Litigation. Except as set forth on Schedule 6.8, there is no suit, action or proceeding pending, threatened against or affecting Bluestone, nor is there any judgment, decree, injunction or order of any Governmental Entity or arbitrator outstanding against Bluestone.

      Section 6.9 Brokers. No agent, broker, finder, investment banker or other firm or Person is or will be entitled to any broker's or finder's fee or other similar commission or fee in connection with the Transactions based upon arrangements made by or on behalf of Bluestone.

                                  ARTICLE VII

                                    Covenants

      Section 7.1 Conduct of Business by Amerasia Pending the Merger. From and after the date hereof until the Closing Date, except as contemplated by this Agreement or unless Bluestone shall otherwise agree in writing, Amerasia covenants and agrees that it shall: (a) carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted or presently contemplated to be conducted, (b) use all reasonable efforts to preserve intact its present business organization, keep available the services of its employees and consultants and preserve its relationships and goodwill with customers, suppliers, licensors, licensees, distributors and others having business dealings with it, and (c) use commercially reasonable efforts to protect its intellectual property rights to the end that its goodwill and on-going businesses shall not be impaired in any material respect as of the Closing Date. Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement or unless Bluestone shall otherwise agree in writing, prior to the Closing, Amerasia shall not:

                  (i) other than as set forth in Schedule 7.1(i), declare, set aside, or pay any dividends on, or make any other distributions in respect of, any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; purchase, redeem or otherwise acquire any shares of capital stock of Amerasia or any rights, warrants, or options to acquire any such shares;

                  (ii) other than as set forth in Schedule 7.1(ii), issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of Amerasia's capital stock, any other voting securities of Amerasia or any securities convertible into, or any rights, warrants or options to acquire, any such shares or voting securities, or amend the terms of any such securities, rights, warrants or options or take any action to accelerate the vesting thereof;

                  (iii) amend the articles of incorporation or by-laws of Amerasia;

                  (iv) adopt a plan of complete or partial liquidation;

                  (v) except in the ordinary course of business, make any loans, advances or capital contributions to, or investments in, any other Person or settle or compromise any material claims or litigation;

                  (vi) take any action or omit to take any action that would cause any of its representations and warranties herein to become untrue in any material respect; or

                  (vii) authorize any of, or commit or agree to take any of, the foregoing actions.

      Section 7.2 Conduct of Business by L&G Pending the Merger. From and after the date hereof until the Closing Date, except as contemplated by this Agreement or unless Bluestone shall otherwise agree in writing, L&G covenants and agrees that it shall: (a) carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted or presently contemplated to be conducted, (b) use all reasonable efforts to preserve intact its present business organization, keep available the services of its employees and consultants and preserve its relationships and goodwill with customers, suppliers, licensors, licensees, distributors and others having business dealings with it, and (c) use commercially reasonable efforts to protect its intellectual property rights to the end that its goodwill and on-going businesses shall not be impaired in any material respect as of the Closing Date. Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement or unless Bluestone shall otherwise agree in writing, prior to the Closing, L&G shall not:

                  (i) declare, set aside, or pay any dividends on, or make any other distributions in respect of, any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; purchase, redeem or otherwise acquire any shares of capital stock of L&G or any rights, warrants, or options to acquire any such shares;

                  (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of L&G's capital stock, any other voting securities of L&G or any securities convertible into, or any rights, warrants or options to acquire, any such shares or voting securities, or amend the terms of any such securities, rights, warrants or options or take any action to accelerate the vesting thereof;

                  (iii) amend the articles of incorporation or by-laws of L&G

                  (iv) adopt a plan of complete or partial liquidation;

                  (v) except in the ordinary course of business, make any loans, advances or capital contributions to, or investments in, any other Person or settle or compromise any material claims or litigation; (vi) take any action or omit to take any action that would cause any of its representations and warranties herein to become untrue in any material respect; or authorize any of, or commit or agree to take any of, the foregoing actions.

      Section 7.3 Covenant of Bluestone. From and after the date hereof until the Closing Date, except as contemplated by this Agreement or unless Amerasia shall otherwise agree in writing, Bluestone covenants and agrees that it shall not, and shall cause both AA Sub and LGST Sub not to:

            (a) declare, set aside, or pay any dividends on, or make any other distributions in respect of, any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; purchase, redeem or otherwise acquire any shares of its capital stock or any rights, warrants, or options to acquire any such shares;

            (b) enter into any Contract or amend, modify or waive any rights under any Contract to which it is a party;

            (c) other than as set forth in Schedule 7.3(c), issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock or other securities, or any securities convertible into, or any rights, warrants or options to acquire, any such shares or securities or amend the terms of its outstanding capital stock;

            (d) amend its articles of incorporation or by-laws, except for an amendment to its articles of incorporation to change its name to "Electronic Sensor Technology, Inc." or other name designated by the officers of Amerasia;

            (e) acquire any assets;

            (f) adopt a plan of complete or partial liquidation;

            (g) incur or, except as contemplated by Section 7.10, modify any indebtedness for borrowed money or guarantee any such indebtedness of another Person; issue or sell any debt securities; or guarantee any debt securities of another Person;

            (h) make any loans, advances or capital contributions to, or investments in, any other Person;

            (i) take any action or omit to take any action that would cause any of its representations and warranties herein to become untrue in any material respect; or

            (j) authorize any of, or commit or agree to take any of, the foregoing actions.

      Section 7.4 Shareholder Approval. Amerasia, L&G, Bluestone, AA Sub, and LGST Sub shall each take all actions necessary, in accordance with applicable Law and its respective articles of incorporation and by-laws, to cause as promptly as reasonably practicable after the date hereof the shareholders of Amerasia, L&G and Bluestone (and Bluestone in its capacity as the sole shareholder of the AA Sub) to approve the Transactions. The respective boards of directors of Amerasia, L&G, Bluestone , AA Sub, and LGST Sub shall recommend such approval and shall take all lawful action to solicit and obtain such approval.

      Section 7.5 Further Action; Consents; Filings. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate actions and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective as promptly as practicable the Transactions and to cooperate with each other in connection with the foregoing. Without limiting the generality of the foregoing, each of the parties agrees to take all appropriate actions to obtain from Governmental Entities any Governmental Authorizations required to be obtained or made by Bluestone, Amerasia , AA Sub or LGST Sub in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions, and to make all necessary filings, and thereafter make any other required submissions that are required under the Exchange Act, the Securities Act, the Blue Sky Laws, or any other applicable Law. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith.

      Section 7.6 Plan of Reorganization. The Mergers is intended to constitute a "plan of reorganization" under the provisions of Section 368(a)(2)(E) of the Code. From and after the date of this Agreement and until the Closing, each party hereto shall use its reasonable best efforts to cause each Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Mergers from qualifying as a reorganization under the provisions of Section 368(a) of the Code. Following the Closing, neither Surviving Corporation, Bluestone nor any of their Affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Mergers to fail to qualify as a reorganization under Section 368(a) of the Code.

      Section 7.7 Access to Information. From the date hereof until the Closing or the earlier termination of this Agreement in accordance with its terms, Bluestone shall afford to Amerasia and L&G and its accountants, counsel and other representatives full and reasonable access during normal business hours (and at such other times as the parties may mutually agree) to its books, Contracts, commitments, records and personnel and, during such period, shall furnish promptly to Amerasia and L&G (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of the Exchange Act or the Securities Act, and (ii) all other information concerning its business as Amerasia or L&G may reasonably request. Amerasia or L&G shall conduct its review in a manner reasonably calculated not to disrupt Bluestone's business and operations. No investigation pursuant to this Section 7.7 and no knowledge obtained thereby or otherwise shall limit any representation or warranty of Bluestone.

      Section 7.8 Public Announcements. On or before the Closing Date, neither Bluestone nor Amerasia shall (nor shall they permit any of their respective Affiliates to), without prior consultation with the other parties and such other parties' review of and consent to any public announcement concerning the Transactions, issue any press release or make any public announcement with respect to Transactions during such period, and Bluestone and Amerasia shall, to the extent practicable, allow the other parties reasonable time to review and comment on such release or announcement in advance of its issuance and use reasonable efforts in good faith to reflect the reasonable and good faith comments of such other party; provided, however, no party shall be prevented from making any disclosure required by Law at the time so required because of any delay on the part of another party. The parties intend that the initial announcement of the terms of the Transactions shall be made by a joint press release of Bluestone and Amerasia.

      Section 7.9 Notice of Breaches. Amerasia and L&G shall give prompt notice to Bluestone and Bluestone shall give prompt notice to Amerasia and L&G, of (i) any representation or warranty made by it contained in this Agreement which has become untrue or inaccurate in any respect, or (ii) the failure by it to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it under this Agreement; provided, however, that such notification shall not excuse or otherwise affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

      Section 7.10 Satisfaction of Obligations. Bluestone shall cause all its liabilities and obligations to be satisfied or otherwise extinguished so that Bluestone has no further liability with respect thereto.

      Section 7.11 Articles of Amendment. Bluestone shall take any and all actions necessary to cause an amendment to its articles of incorporation which changes the name of Bluestone to "Electronic Sensor Technology, Inc." or other name selected by Amerasia officers. Such amendment shall be filed at or prior to the Closing (and prior to the issuance of any shares of Bluestone Common Stock permitted by Section 7.10 above).

      Section 7.12 Confidentiality. Prior to the Closing, Bluestone will, and will instruct all of its employees, representatives, agents, and affiliates to, treat all Confidential Material confidentially, not disclose it except in accordance herewith and not use it for his or their own benefit or the benefit of any person other than Bluestone, Amerasia or L&G provided, that (a) any disclosure of Confidential Material may be made with the prior written consent of Amerasia or L&G or, after the Merger, Bluestone; and (b) Confidential Material may be disclosed without liability hereunder to the extent required by law or by the order or decree of any court or other governmental authority; provided, however, that the party legally compelled to disclose the Confidential Material provides Amerasia with prompt notice of that fact so that Amerasia and/or L&G may attempt to obtain a protective order or other appropriate remedy. For purposes of this section, the term "Confidential Material" means all information, documents and other materials relating to the business, customers, products, services, prospects, plans or other matters of Amerasia, L&G or Bluestone which is reasonably intended to be held confidential; provided, however, that the term "Confidential Material" will not include information that
(i) becomes generally available to the public other than as a result of a disclosure by Bluestone (prior to the Closing) or any of its employees, representatives, agents, relatives or affiliates, or (ii) was made available to Bluestone on a non-confidential basis from a source other than Amerasia or L&G, or any of their agents, provided, that such source is not bound by a confidentiality agreement restricting such disclosure.

      Section 7.13 Financial Statements. Bluestone agrees to take all actions necessary to cause Edward Wong ("Mr. Wong") to cooperate with Bluestone and provide Bluestone such assistance as Bluestone reasonably requests in connection with the preparation of Bluestone's financial statements for all periods ending on or prior to December 31, 2005; provided, Mr. Wong shall not be obligated to pay any fees of Bluestone's independent accountants. Without limiting the generality of the foregoing, Bluestone agrees to take all actions necessary to cause Mr. Wong to make available to Bluestone and its accountants or advisors all account and other financial information concerning Bluestone in the possession of Mr. Wong.

      Section 7.14 Distributions of Ancillary Assets and Assignment of Liabilities. Each of Amerasia and L&G shall cause all its assets, other than the Partnership Interests, but including without limitation, all EST debt interests, to be distributed to its shareholders immediately prior to the date of this Agreement and the Partnership Interest Purchase Agreement ("Prior Shareholders") prior to the Merger. Amerasia, L&G and Bluestone agree to cooperate and to take all actions necessary to evidence such distribution of assets following the Effective Time. In addition, each of Amerasia and L&G shall assign all liabilities incurred prior to the Effective Time to the Prior Shareholders of the respective entity.

      Section 7.15 Assumption of EST Bank Debt. Bluestone covenants to the current Amerasia shareholders that it will assume all EST debt owed to East West Bancorp, Inc. ("East West" and "East West Debt", respectively) and that, following the Closing, Bluestone will offer $900,000 as a security interest to East West until the East West Debt has been satisfied in full. This covenant is made by Bluestone with the understanding that East West has verbally represented that it shall release Teong Lim, Francis Chang and Ed Staples from their guaranties of the East West Debt upon obtaining such security interest. All parties acknowledge that Mr. Lim, Mr. Chang, and Mr. Staples have a third party interest in the satisfaction of this covenant.

      Section 7.16 Conversion of EST Notes. EST owes L&G, Amerasia, Teong Lim, Ed Staples, Francis Chang, and R. Ketchpel an aggregate sum of $2,733,741 in principal and accrued interest as of December 31, 2004 ("EST Loans"), as set forth in Schedule 7.16. The parties acknowledge that immediately prior to the Mergers, L&G and Amerasia shall assign the EST Loans to each shareholder of each respective corporation in proportion to the number of shares of stock he or it holds in such corporation. At the Closing, all EST Loans shall be converted into Bluestone "Conversion Units" such that every two dollars of principal or accrued interest under the EST Loans shall be converted into one (1) "Conversion Unit." A "Conversion Unit" shall mean two shares of Bluestone Common Stock and a Warrant to purchase one share of Bluestone Common Stock at $1.00 per share, provided such Warrant is not exerciseable until the closing bid price of the Bluestone Common Stock is at least $1.50 following the Mergers.

      Section 7.17 EST Options. Immediately prior to the Closing, EST shall cause all options to purchase units of EST Limited Partnership Interests ("Units") to be terminated. Following such termination, Bluestone shall issue the same number of options with the same price per indicia of equity interest (i.e., unit of limited partnership interest or share of common stock) and for the right to purchase the same number of Shares as such Optionee could purchase Units under the terminated EST option. The Bluestone options shall have the same vesting provisions as under the prior options. All other rights shall be governed by the applicable Stock Option Plan adopted by the Bluestone Board of Directors or an agreement entered into by Bluestone and Optionee in connection with such Plan.

                                  ARTICLE VIII

                              Conditions Precedent

      Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

            (a) The consummation of the Merger shall not be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction.

      Section 8.2 Conditions to Obligation of Amerasia and L&G to Effect the Merger. The obligation of Amerasia and L&G to effect the Merger shall be subject to the fulfillment at or before the Effective Time of the following additional conditions, unless waived by Amerasia or L&G, respectively:

            (a) The representations and warranties of Bluestone contained in this Agreement shall be true and correct in all respects on the date hereof and as of the Closing Date as if made on the Closing Date.

            (b) Bluestone, AA Sub, and LGST Sub shall have performed or complied with all agreements and covenants required to be performed by each of them under this Agreement on or before the Closing Date.

            (c) The issuance of the shares of Bluestone Common Stock in the Merger, the articles of amendment effecting the change of name of Bluestone to "Electronic Sensor Technology, Inc.", and the election of directors nominated by Amerasia shall have been approved and adopted by the holders of Bluestone Common Stock in accordance with applicable Law and Bluestone shall have approved the Transactions in its capacity as the sole shareholder of AA Sub and LGST Sub.

            (d) The obligations of Bluestone shall have been satisfied, assumed or extinguished as contemplated by Section 7.10.

            (e) Amerasia shall have received copies of resignations of each of the directors and officers of Bluestone which have been accepted by Bluestone.

            (f) Amerasia shall have received an undertaking by Mr. Wong that he has taken or has agreed to take all actions required to be taken by him as more fully described in Section 7.13.

            (g) Bluestone shall have caused investors to purchase at least $3.0 million in Bluestone "Units" at $1.00 per Unit. A "Unit" shall consist of one
(1) share of Bluestone common stock and a Warrant to purchase one (1) share of common stock at $1.00 per share.

            (h) Amerasia and L&G shall have received a certificate of an authorized officer of Bluestone and AA Sub, on behalf of Bluestone and AA Sub, that the conditions set forth in paragraphs (a) through (g) above have been satisfied.

      Section 8.3 Conditions to Obligations of Bluestone, AA Sub and LGST Sub to Effect the Merger. The obligations of Bluestone, AA Sub and LGST Sub to effect the Merger shall be subject to the fulfillment at or before the Effective Time of the following additional conditions, unless waived by Bluestone:

            (a) The representations and warranties of Amerasia and L&G contained in this Agreement shall be true and correct in all respects on the date hereof and as of the Closing Date as if made on the Closing Date.

            (b) Amerasia and L&G shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement on or before the Closing Date.

(c) Ameritech SDN.BHD shall have transferred all units of EST limited partnership interests it held to Amerasia.

                                   ARTICLE IX

                                    Survival

      Section 9.1 Survival of Representations, Warranties and Covenants. The parties hereto hereby agree that the representations, warranties, covenants and agreements contained in this Agreement shall automatically expire upon the Closing hereunder.

                                   ARTICLE X

                        Termination, Amendment and Waiver

      Section 10.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of Amerasia and L&G:

            (a) by mutual written consent of Bluestone, Amerasia and L&G;

            (b) by either Amerasia or L&G, upon a material breach of this Agreement on the part of Bluestone, AA Sub or LGST Sub which has not been cured and which would cause the conditions set forth in Section 8.2 not to be satisfied at Closing;

            (c) by Bluestone, upon a material breach of this Agreement on the part of Amerasia or L&G which has not been cured and which would cause the conditions set forth in Section 8.3 not to be satisfied at Closing;

            (d) by Bluestone, Amerasia or L&G if any court of competent jurisdiction shall have issued, enacted, entered, promulgated or enforced any order, judgment, decree, injunction or ruling which restrains, enjoins or otherwise prohibits the Merger; or

            (e) by Bluestone, Amerasia or L&G if the Merger shall not have been consummated on or before February 15, 2005; provided, that the right to terminate this Agreement under this Section 10.1(e) shall not be available to any party whose failure to perform any material covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date.

      Section 10.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith terminate and there shall be no liability hereunder on the part of any of Amerasia, L&G, Bluestone, AA Sub or LGST Sub; provided, this Section 10.2, Section 10.3 (Fees and Expenses); and Section 11.6 (Governing Law) shall survive the termination and remain in full force and effect and; provided, further, that each party shall remain liable for any breaches of or inaccuracies in such party's covenants, representations and warranties hereunder which breach or inaccuracy occurred prior to the termination of this Agreement.

      Section 10.3 Fees and Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses; provided, all fees and expenses of Bluestone incurred in connection with the Transactions shall be paid from sources other than Bluestone' assets and shall not be an obligation of the Surviving Corporation.

      Section 10.4 Amendment. This Agreement may be amended by the parties hereto at any time before or after approval hereof by the shareholders of Amerasia, Bluestone, AA Sub and LGST Sub, but, after such approval, no amendment shall be made which under applicable Law would require approval of Amerasia's or Bluestone's shareholders without the further approval of such shareholders, as the case may be. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      Section 10.5 Waiver. At any time prior to the Closing, the parties hereto may, to the extent permitted by applicable Law, (i) extend the time for the performance of any of the obligations or other acts of any other party hereto,
(ii) waive any inaccuracies in the representations and warranties by any other party contained herein or in any documents delivered by any other party pursuant hereto and (iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE XI

                               General Provisions

      Section 11.1 Notices. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy (with confirmation of receipt), or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         If to Amerasia, L&G or Bluestone (after the Mergers):

                  Amerasia Technology, Inc.
                  1077 Business Center Circle
                  Newbury Park, California 91320
                  Attn:    Teong Lim
                           President
                  Telecopy:  (805) 480-1984

         With copies to (which copies shall not constitute notice hereunder):

                  Richardson & Patel LLP
                  10900 Wilshire Blvd. Suite 500
                  Los Angeles, CA 90024
                  Attn: Ryan Hong
                  Telecopy: (310) 208-1154

         If to Bluestone (prior to the Mergers), AA Sub or LGST Sub:

                  Bluestone Ventures Inc.
                  11940 Old Yale Road
                  Surrey, British Columbia, Canada
                  Attn:    Edward Wong

                  Chief Executive Officer
                  Telecopy: (212) 400-6901

                  With copies to (which copies shall not constitute notice hereunder):

                  Gottbetter & Partners, LLP
                  488 Madison Avenue
                  New York, NY 10022
                  Adam S. Gottbetter, Esq
                  Telecopy: (212) 400-6901

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section 11.1.

      Section 11.2 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties further agree that each party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at Law or in equity.

      Section 11.3 Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

      Section 11.4 Assignments; Parties in Interest. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including to confer third party beneficiary rights except that the shareholders of Amerasia are intended third-party beneficiaries of the representations, warranties and covenants of Bluestone.

      Section 11.5 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California (without giving effect to the provisions thereof relating to conflicts of Law).

      Section 11.6 Headings; Disclosure. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Any disclosure by Amerasia, L&G or Bluestone in any portion of its respective Disclosure Schedule shall be deemed disclosure in each other portion of such Disclosure Schedule to which such disclosure reasonably relates on its face.

      Section 11.7 Certain Definitions and Rules of Construction.

            (a) As used in this Agreement:

      "Affiliate" as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person; for purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

      "Amerasia Material Adverse Effect" shall be any circumstance, event or occurrence that would be reasonably likely to have a material adverse effect on the business, assets, operations, financial condition, revenues, results of operations of Amerasia taken as a whole.

      "Bluestone Material Adverse Effect" shall be any circumstance, event or occurrence that would be reasonably likely to have a material adverse effect on the business, assets, operations, financial condition, revenues, results of operations of Bluestone taken as a whole.

      "Contract" means any contract, agreement, note, bond, mortgage, indenture, credit agreement, lease, license, permit, franchise or other instrument, obligation or understanding, whether written or oral.

      "Debt" means, with respect to any Person, all indebtedness of such Person for borrowed money or the deferred purchase price of property or services (excluding trade payables and other accrued current liabilities arising in the ordinary course of business), obligations of such Person evidenced by bonds, notes, indentures or similar instruments, obligations of such Person under interest rate agreements, currency hedging agreements, commodity price protection agreements or similar hedging instruments, capital lease obligations of such Person, redeemable capital stock of such Person and any other obligations of such Person classified as indebtedness under GAAP.

      "Laws" means any domestic (federal, state or local) or foreign law, rule, regulation, order, judgment or decree.

      "L&G Material Adverse Effect" shall be any circumstance, event or occurrence that would be reasonably likely to have a material adverse effect on the business, assets, operations, financial condition, revenues, results of operations of L&G taken as a whole.

      "Person" shall include individuals, corporations, partnerships, limited liability companies, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act).

      "Tax" shall mean any federal, state, local, foreign or provincial income, gross receipts, property, sales, service, use, license, lease, excise, franchise, employment, payroll, withholding, employment, unemployment insurance, workers' compensation, social security, alternative or added minimum, ad valorem, value added, stamp, business license, occupation, premium, environmental, windfall profit, customs, duties, estimated, transfer or excise tax, or any other tax, custom, duty, premium, governmental fee or other assessment or charge of any kind whatsoever, together with any interest, penalty or addition to tax imposed by any Governmental Entity.

      "Transactions" shall mean the transactions contemplated by this Agreement.

            (b) Other Rules of Construction.

                  (i) References in this Agreement to any gender shall include references to all genders. Unless the context otherwise requires, references in the singular include references in the plural and vice versa. References to a party to this Agreement or to other agreements described herein means those Persons executing such agreements.

                  (ii) The words "include", "including" or "includes" shall be deemed to be followed by the phrase "without limitation" or the phrase "but not limited to" in all places where such words appear in this Agreement. The word "or" shall be deemed to be inclusive. (iii) This Agreement is the joint drafting product of Bluestone and Amerasia, and each provision has been subject to negotiation and agreement and shall not be construed for or against either party as drafter thereof.

                  (iv) In each case in this Agreement where this Agreement or a Contract is represented or warranted to be enforceable will be deemed to include as a limitation to the extent that enforceability may be subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar Laws affecting the enforcement of creditors' rights generally and to general equitable principles, whether applied in equity or at Law.

      Section 11.8 Counterparts. This Agreement may be executed in several counterparts which together shall constitute a single agreement.

      Section 11.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economics or legal substance of the Transactions are not affected in any manner materially adverse to any party. Upon determination that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

                            [signature page follows]

      IN WITNESS WHEREOF, Bluestone, AA Sub, Amerasia, LGST Sub, and L&G have signed this Agreement or caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                         Bluestone Ventures Inc.

                         By:
                            --------------------------------------------------
                              Name: Edward Wong
                               Title: Chief Executive Officer

                         Amerasia Acquisition Corp.

                         By:
                            --------------------------------------------------
                              Name: Edward Wong
                               Title: Presid ent

                         L&G Acquisition Corp.

                         By:
                            --------------------------------------------------
                               Name: Edward Wong
                               Title: President

                         Amerasia Technology, Inc.

                         By:
                            --------------------------------------------------
                               Name: Teong Lim
                              Title: President

                         L&G Sensor Technology, Inc.

                         By:
                            --------------------------------------------------
                               Name: Francis Chang
                              Title: President